                                                                     EXHIBIT 4.2



No. R-1                                                              $25,000,000



                         ABC RAIL PRODUCTS CORPORATION
             8 3/4% Senior Subordinated Notes, Series B, Due 2004


============================================================================================
    Original
   Issue Date               Dated Date          Maturity Date               CUSIP
   ----------               ----------          -------------               -----
December 23, 1997       December 23, 1997     December 31, 2004            000752AB1

                                           Interest                   Regular
             Interest Rate              Payment Dates              Record Dates
             -------------           ----------------------   ------------------------
                8 3/4%               First Calendar Day of    Last Business Day of the
                                          Each Month,          Month Preceding Each
                                          Commencing          Interest Payment Date
                                       February 1, 1998        (Except Record Date
                                     (Except Final Interest    with Respect to Final
                                      Payment Date Is the     Payment of Interest at
                                         Maturity Date         Maturity is Maturity
                                       Specified Above)        Date Specified Above)

GLOBAL SECURITY REGISTERED OWNER                            CEDE & CO.
                                                            ----------------------------
                PRINCIPAL AMOUNT                            TWENTY-FIVE MILLION DOLLARS
                                                            ----------------------------
============================================================================================

          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          ABC Rail Products Corporation, a Delaware corporation (hereinafter referred to as the "Company," which term includes any successor corporation under the hereinafter-defined Indenture), for value received, hereby promises to pay to the Global Security Registered Owner specified above, or registered assigns, the Principal Amount specified above on the Maturity Date specified above, and to pay interest on said sum from the Dated Date hereof, at the Interest Rate specified above, monthly on the Interest Payment Dates specified above, to the date on which said principal sum is paid or provided for in accordance with the hereinafter-defined Indenture. Interest to be paid on the first Interest Payment Date (February 1, 1998) will accrue from the Dated Date hereof through and including the first Regular Record Date (January 31, 1998) (such accrued interest calculated as follows on the basis of a 360-day year consisting of twelve 30-day months: nine days interest from the Dated Date hereof (December 23, 1997) through December 31, 1997 and 30 days interest from January 1, 1998 through the first Regular Record Date (January 31, 1998)). Interest to be paid on each subsequent Interest Payment Date will accrue through and including its respective Regular Record Date from the day following the immediately preceding Regular Record Date. The interest payable on this Note on any Interest Payment Date will be paid, subject to certain exceptions provided in the hereinafter-defined Indenture, to the Person in whose name this Note is registered in the Security Register (hereinafter referred to as the "Holder") at the close of business on the Regular Record Date for such interest. Such interest (other than interest due at the Maturity Date specified above or on redemption or repurchase) will be paid by mailing a check for such interest, payable in the currency of the United States of America, to or upon the written order of the Holder of this Note to the address of such Holder as it appears on the Security Register. Notwithstanding the foregoing sentence, any Holder of Securities (hereinafter-defined) of any series which pay interest on the same Interest Payment Date and which are in an aggregate principal amount in excess of $10,000,000 may elect to receive interest payments (other than interest due at the Maturity Date specified above or on redemption or repurchase) via wire transfer in immediately available funds to a bank in New York, New York (or other bank approved by the Paying Agent under the hereinafter-defined Indenture) by making arrangements therefor in writing (or such other means as deemed acceptable by such Paying Agent) with such Paying Agent not later than the Regular Record Date immediately preceding the applicable Interest Payment Date. The principal, premium (if any) and interest due on this Note at its Maturity Date specified above or upon redemption or repurchase will be paid by wire transfer in immediately available funds against presentation and surrender of this Note by its Holder at the office of the Paying Agent under the hereinafter-defined Indenture, but only if appropriate wire transfer instructions have been received in writing (or such other means as deemed acceptable by such Paying Agent) by such Paying Agent not less than 15 days before the Maturity Date specified above or the date on which this Note, in whole or in part, is redeemed or repurchased. In the event such instructions are not received by such fifteenth day, such principal, premium (if any) and interest due will be paid by check against such presentation and surrender.

          Any interest which is payable on this Note, but is not punctually paid or duly provided for, on any Interest Payment Date (hereinafter referred to as "Defaulted Interest") shall cease to be payable to the Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company (1) at the close of business on a Special Record Date fixed by the Trustee under the hereinafter-defined Indenture to the Holder hereof at the close of business on such Special Record Date, notice of such payment

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shall be mailed, first-class posted prepaid, to the Holder of this Note at such
Holder's address as it appears in the Security Register, not less than 10 days prior to such Special Record Date, or (2) in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee under the hereinafter-defined Indenture of the proposed payment pursuant to this clause (2), such manner of payment shall be deemed practicable by such Trustee, all as more fully provided in the hereinafter-defined Indenture.

          This Note is one of the unsecured debentures, notes or other evidences of indebtedness (hereinafter referred to as the "Securities") issued and to be issued from time to time under and in accordance with the Indenture dated as of January 15, 1997, executed and delivered by the Company to First Trust National Association (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of January 15, 1997 and the Second Supplemental Indenture dated as of December 1, 1997, each executed and delivered by the Company to the Trustee, prior to the authentication of this Note. Certain terms of the Notes are set forth in an Officer's Certificate dated as of December 17, 1997 (collectively with the indenture and the supplemental indentures referred to in the previous sentence, the "Indenture") executed and delivered to the Trustee prior to the authentication of this Note. Reference to the Indenture and to all supplemental indentures and officer's certificates providing certain terms of Securities as provided in the Indenture, if any, hereafter executed pursuant to the Indenture is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Persons in whose names the Securities are registered, and the terms upon which the Securities are, and are to be, authenticated and delivered. By the terms of the Indenture, the Securities are issuable in one or more series unlimited as to principal amount, to bear such rates of interest, to mature at such times and to have such other provisions as provided in the Indenture.

          To the extent set forth in the Indenture, this Note is and will be subordinated in right of payment to all existing and future Senior Indebtedness of the Company and will be structurally subordinated to all existing and future indebtedness and other liabilities of the Company's subsidiaries. To the extent set forth in the Indenture, this Note will rank pari passu with any existing and future senior subordinated indebtedness of the Company and will rank senior to all other subordinated indebtedness of the Company.

          This Note is not redeemable prior to December 31, 1999. On or after such date, the Company may, at its option, redeem this Note in whole or in part, from time to time, under the circumstances set forth in the Indenture. At the option of the Company and upon 30 days' written notice to the Trustee, this Note may be redeemed at any time on or after December 31, 1999 and through December 30, 2000, in whole or in part, at 102% of the principal amount, plus accrued and unpaid interest to the date on which such redemption occurs. At the option of the Company, and upon 30 days' written notice to the Trustee, this Note may be redeemed at any time on or after December 31, 2000, in whole or in part, at 100% of the principal amount, plus accrued and unpaid interest to the date on which such redemption occurs.

          Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to any Holder of Notes to be redeemed, at such Holder's address appearing in the Security Register, all as more fully provided in the Indenture. This Note may be redeemed in part, but only in whole multiples of $1,000.

          The Company has no obligation to redeem, repay or repurchase the Notes pursuant to any sinking fund. If, however, a Change of Control occurs the Registered Owner of this Note will have the right to require the Company to repurchase this Note, in whole or in part in integral multiples of $1,000, at a cash purchase price equal to 103% of the principal amount thereof, plus accrued and unpaid interest, if any, if prior to December 31, 2000, or 101% of the principal amount thereof, plus accrued and unpaid interest, if any, if on or after December 31, 2000, all as more fully provided in the Indenture. Such Repurchase Date will be no earlier than 30 days nor more than 60 days from the date the Registered Owner of this Note is notified of the occurrence of a Change of Control. If a Change of Control Default Event occurs, the Company must redeem this Note in whole at a cash purchase price equal to 103% of the principal amount hereof, plus accrued and unpaid interest, if any, if prior to December 31, 2000 or 101% of the principal amount hereof, plus accrued and unpaid interest, if any, if on or after December 31, 2000, all as more fully provided in the Indenture. Such Redemption Date will be no earlier than 30 days nor more than 60 days from the date the Holders of the Notes are notified of the occurrence of a Change of Control Default Event.

          In case of certain Events of Default specified in the Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes may declare the principal amount of the Notes due and payable immediately, and upon such declaration, such principal amount, plus any interest accrued on this Note to the date of such declaration, shall become immediately due and payable, all as more fully provided in the Indenture.

          The Indenture contains provisions for defeasance at any time of the entire indebtedness on this Note upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

          No recourse under or upon any obligation, covenant or agreement contained in the Indenture, or any supplemental indenture or officers' certificate pursuant to the Indenture with respect to the Notes, or in this Note, because of any indebtedness evidenced hereby, shall be had against any incorporator, or against any past, present or future shareholder, employee, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or penalty or by any legal or equitable proceeding or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, shareholders, employees, officers or directors being expressly waived and released by the acceptance of this Note by the Holder hereof and as part of the consideration of the issuance of this Note.

          Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder of this Note as the owner hereof for the purpose of receiving payment of principal of, premium (if any), and (subject to the provisions of the Indenture) any interest on this Note and for all other purposes whatsoever,

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whether or not this Note be overdue, and none of the Company, the Trustee, or any agent of the Company or the Trustee shall be affected by notice to the contrary.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights of the Holders of each series of Securities to be affected under the Indenture by a supplemental indenture between the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series at the time Outstanding affected by such supplemental indenture (voting as one class). The Indenture also permits, with certain exceptions as provided in the Indenture, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series to waive on behalf of the Holders of all the Outstanding Securities of such series any past default under the Indenture with respect to such series and its consequences.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

          EXCEPT UNDER THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY, ANOTHER NOMINEE OF THE DEPOSITARY, A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR.

          As provided in the Indenture and subject to certain limitations set forth therein, upon surrender for registration of transfer of this Note at the office or agency in the Place of Payment, the Company shall execute, and the Trustee under the Indenture shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new notes of this series, of any authorized denominations and of a like aggregate principal amount and tenor bearing a number not contemporaneously outstanding; provided, however, that no note to be issued upon exchange of this Note shall be issued in a denomination less than $1,000.

          As provided in the Indenture and subject to certain limitations set forth therein, at the option of the Holder hereof, this Note may be exchanged for other Notes of the same series, of any authorized denomination or denominations and of a like aggregate principal amount and denomination or tenor, upon surrender of such Note to be exchanged at such office or agency.

          No service charge shall be made for any registration of transfer or exchange of this Note, but the Company or the Trustee shall require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of this Note, other than exchanges pursuant to the provisions of the Indenture not involving any transfer.

          The Company shall not be required (i) to register the transfer of this Note during a period beginning at the opening of business 15 days before selection of this Note to be redeemed in part or in whole and ending at the close of business on the day of the mailing of a notice of

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such redemption; or (ii) to register the transfer of this Note so selected for redemption in whole or in part, except the unredeemed portion of this Note being redeemed in part; or (iii) to register the transfer of this Note during a period beginning five days before its Maturity Date specified above and ending on such Maturity Date.

          Capitalized terms used herein that are not defined herein have the meanings assigned to such terms in the Indenture.


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                                      -6-
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          This Note shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee or its successor in trust under the Indenture of the Trustee's Certificate endorsed hereon.

          IN WITNESS WHEREOF, ABC Rail Products Corporation has caused this Note to be executed in its name by the signature of its Chairman of the Board, and its corporate seal to be affixed or imprinted hereon and attested by the signature of its Secretary.


                                        ABC RAIL PRODUCTS CORPORATION


                                        By
                                          -----------------------------------
                                                 Chairman of the Board


ATTEST:


By
  -----------------------------------
        Corporate Secretary


          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                   FIRST TRUST NATIONAL ASSOCIATION, as Trustee


                                   By
                                          --------------------------------------
                                                    Authorized Signatory